Exhibit 31.2

Certification
of Chief Financial Officer

I, Mark A. Zody, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Metro Bancorp, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2010

/s/ Mark A. Zody
Mark A. Zody
Chief Financial Officer